Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-10 (Registration Statement No. [333-xxxx]) of our report dated March 9, 2015 relating to the consolidated financial statements of Westport Innovations Inc., and our report relating to the effectiveness of Westport Innovations Inc.’s internal control over financial reporting dated March 9, 2015, and July 23, 2015 as to the effects of the material weakness described in the Management’s Annual report on Internal Control over Financial Reporting (revised) (which report expresses an adverse opinion on the effectiveness of Westport’s internal control over financial reporting because of a material weakness), appearing in Westport Innovations Inc.’s Annual Report on Form 40-F/A of Westport for the year ended December 31, 2014 filed July 23, 2015.

We also consent to the reference to us under the heading “Auditors” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

July 24, 2015